Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 20, 2013, except for Note 11, as to which the date is January 10, 2014, relating to the consolidated financial statements and financial statement schedules of Starwood Residential Properties, Inc. and subsidiaries appearing in the Registration Statement on Form 10 (No. 001-36163) and related information statement of Starwood Waypoint Residential Trust.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 4, 2014